Exhibit 99.1
Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com.
Gibraltar Announces First-Quarter Results
Sales up 12% Year over Year; Operating Margin Before Special Charges Rises 430 bps
Non-GAAP EPS of $0.11 versus Prior-Year Loss
Buffalo, New York, May 4, 2011 — Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for building and industrial markets, today reported its financial results for the three months ended March 31, 2011. As announced on March 10, 2011, Gibraltar completed its sale of the United Steel Products connector business. The operating results of this business have been reclassified to discontinued operations in the financial results being reported. Also, Gibraltar’s acquisition of The D.S. Brown Company was closed April 1, 2011, and, therefore, its financial position and results are not reported in Gibraltar’s financial results as of and for the three months ended March 31, 2011, but will be going forward.
Management Comments on Financial Results
“Our first-quarter 2011 results were in alignment with our expectations and, as we discussed last quarter, we capitalized on the ongoing improvements we have made in our businesses,” said Gibraltar Chairman and Chief Executive Officer Brian Lipke. “Although activity in our end-markets remained generally weak, our first-quarter sales and profits were up both sequentially and year-over-year compared with the first quarter of 2010. We executed well on our plans to get deeper product penetration with our customers, and Gibraltar’s sales continued to grow faster than the market as a whole. Our focus on repair, remodel and replacement segments of both the residential and non-residential markets across the broad geographic areas we serve helped our order rates despite weak new build housing activity.”
“Gibraltar’s improved top-line results for the first quarter included a shift in our business mix toward sales of products for the nonresidential market,” said Gibraltar President and Chief Operating Officer Henning Kornbrekke. “Our sales into industrial markets, in particular, were a bright spot in what otherwise remained an environment of very slow and uneven market growth in the first quarter. From a small base, we have been steadily increasing our industrial market penetration and these gains contributed to our first-quarter results.”

“During the first quarter, we closed two facilities in Europe, and are now servicing customers from our remaining European facilities,” said Kornbrekke. “Adopting lean manufacturing techniques across the company have allowed to us shorten our production lead times while freeing up space in our existing facilities, making such consolidations possible. Along with eliminating the inventories associated with closed facilities, we completed key investments in IT systems in 2010 that are enhancing our supply chain planning and procurement processes and inventory management capabilities.”
“These improvements have enabled us to successfully manage the recent volatility in raw material costs,” Kornbrekke said. “Although commodity volatility is likely to continue in the second and third quarters of this year, we expect to be able to manage this volatility with less impact on margins in 2011 than in 2010. These efforts will continue to center primarily on the cost side of the equation. We remain focused on providing outstanding service to our customers, and we are dedicated to providing them with competitive pricing.”
For the first quarter of 2011, net sales increased 12% to $163.6 million from $146.7 million for the first quarter of 2010. The Company’s GAAP income from continuing operations for the first quarter of 2011 was $1.4 million, or $0.05 per diluted share, compared with a loss of $2.4 million, or $0.08 per diluted share, for the first quarter of 2010. GAAP income from continuing operations for the first quarter of 2011 included after-tax special charges of $1.8 million, or $0.06 per diluted share, resulting from acquisition costs, exit activity costs related to business restructuring, and equity compensation declined by Mr. Lipke. After-tax special charges for the first quarter of 2010 included $0.8 million largely for an ineffective interest rate swap.
The Company’s first quarter 2011 non-GAAP income from continuing operations before special charges was $3.2 million, or $0.11 per share, compared with a loss of $1.6 million, or $0.05 per share, in the first quarter of 2010.
Gross margin before special charges increased to 19% in the first quarter of 2011 from 18% in the first quarter of 2010. The increase was primarily due to higher unit sales volume and operating efficiency.
Selling, general and administrative expense before special charges decreased 12% to $21.5 million for the first quarter of 2011 from $24.4 million in the first quarter of 2010. The decrease was primarily the result of lower variable compensation and wages on reduced staffing levels.
Liquidity and Capital Resources
•	Gibraltar’s liquidity increased to $208 million as of March 31, 2011, including cash on hand of $105 million. Cash on hand included $58 million received on March 10, 2011, from the sale of the United Steel Products connectors business.
•	The Company’s net working capital increased by $24.3 million since December 31, 2010, as 12% sales growth in Q1 2011 increased the investment in accounts receivable while days of net working capital improved to 56. We define working capital to consist of accounts receivable, inventory, and accounts payable.
•	As a result, Gibraltar reduced its net debt outstanding by $43.5 million, or 30%, to $102.8 million as of March 31, 2011, from $146.3 million as of December 31, 2010.

Outlook
“With the work we have done to consolidate our footprint and improve our underlying operations and our success at obtaining market share gains, Gibraltar is in an excellent position to deliver improved sales and profitability in 2011,” Lipke said. “At the same time, with faster working capital turns and a good record of generating cash from operations, we are also in a position to supplement our organic growth with growth from accretive acquisitions.”
“Although the signs of end-market recovery have been inconsistent and modest at best, we have, in fact, seen some evidence of improvement,” said Lipke. “We entered 2011 with more efficient, centralized manufacturing and distribution facilities, as well as enhanced customer service capabilities aided by past restructuring activities. As a result, we are confident in our ability to report continued profitability improvement in the second quarter and full year.”
First quarter Conference Call Details
Gibraltar has scheduled a conference call to review its results for the first quarter of 2011 tomorrow, May 5, 2011, starting at 9:00 a.m. ET. Interested parties may access the call by dialing (866) 730-5768 or (857) 350-1592. Participants are required to provide the pass code: 97664508. The presentation slides that will be discussed in the conference call are expected to be available on the evening of Wednesday, May 4, 2011. The slides may be downloaded from the Conference Calls page of the Investor Info section of the Gibraltar website: http://www.gibraltar1.com/investors/index.cfm?page=48. A replay of the conference call and a copy of the transcript will be available on the Gibraltar website following the call.
About Gibraltar
Gibraltar Industries is North America’s leading manufacturer and distributor of ventilation products, mail storage (single and cluster), rain dispersion, bar grating, expanded metal, metal lath, expansion joints, and structural bearing products. The Company serves customers in a variety of industries in all 50 states and throughout the world from 36 facilities in 19 states, Canada, England, and Germany and holds leadership positions in major product categories. Comprehensive information about Gibraltar can be found on its website, at http://www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and are subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain non-GAAP financial data in this news release. Non-GAAP financial data excluded special charges consisting of intangible asset impairment, restructuring primarily associated with the closing and consolidation of our facilities, acquisition costs, surrendered equity compensation, deferred tax valuation allowances, and interest expense recognized as a result of our interest rate swap becoming ineffective. These non-GAAP adjustments are shown in the non-GAAP reconciliation of results excluding special charges provided in the financial statements that accompany this news release. We believe that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These non-GAAP measures should not be viewed as a substitute for our GAAP results, and may be different than non-GAAP measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three months ending June 30, 2011, on Wednesday, August 3, 2011, and hold its earnings conference call on Thursday, August 4, 2011, starting at 9:00 a.m. ET.

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31
	2011	2010
Net sales	$163,563	$146,674
Cost of sales	133,518	120,217

Gross profit	30,045	26,457
Selling, general, and administrative expense	22,823	24,272

Income from operations	7,222	2,185
Interest expense	(4,454)	(6,570)
Equity in partnership’s income and other income	23	71

Income (loss) before taxes	2,791	(4,314)
Provision for (benefit of) income taxes	1,350	(1,922)

Income (loss) from continuing operations	1,441	(2,392)
Discontinued operations:
Income (loss) before taxes	12,946	(30,085)
Provision for (benefit of) income taxes	5,978	(11,246)

Income (loss) from discontinued operations	6,968	(18,839)

Net income (loss)	$8,409	$(21,231)

Net income (loss) per share — Basic:
Income (loss) from continuing operations	$0.05	$(0.08)
Income (loss) from discontinued operations	0.23	(0.62)

Net income (loss)	$0.28	$(0.70)

Weighted average shares outstanding — Basic	30,425	30,261

Net income (loss) per share — Diluted:
Income (loss) from continuing operations	$0.05	$(0.08)
Income (loss) from discontinued operations	0.22	(0.62)

Net income (loss)	$0.27	$(0.70)

Weighted average shares outstanding — Diluted	30,594	30,261

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$104,504	$60,866
Accounts receivable, net of reserve of $3,626 and $3,504 in 2011 and 2010, respectively	95,308	70,371
Inventories	92,346	77,848
Other current assets	21,307	20,229
Assets of discontinued operations	2,576	13,063

Total current assets	316,041	242,377

Property, plant, and equipment, net	142,634	145,783
Goodwill	299,463	298,346
Acquired intangibles	65,539	66,301
Equity method investment	—	1,345
Other assets	8,067	16,766
Assets of discontinued operations	—	39,972

	$831,744	$810,890

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$71,874	$56,775
Accrued expenses	40,623	36,785
Current maturities of long-term debt	408	408
Liabilities of discontinued operations	52	6,150

Total current liabilities	112,957	100,118

Long-term debt	206,874	206,789
Deferred income taxes	38,669	37,119
Other non-current liabilities	19,804	23,221
Liabilities of discontinued operations	—	2,790
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized: 10,000,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 30,670,993 and 30,516,197 shares issued at March 31, 2011 and December 31, 2010, respectively	307	305
Additional paid-in capital	234,283	231,999
Retained earnings	221,323	212,914
Accumulated other comprehensive income (loss)	562	(2,060)
Cost of 272,697 and 218,894 common shares held in treasury at March 31, 2011 and December 31, 2010, respectively	(3,035)	(2,305)

Total shareholders’ equity	453,440	440,853

	$831,744	$810,890

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash Flows from Operating Activities
Net income (loss)	$8,409	$(21,231)
Income (loss) from discontinued operations	6,968	(18,839)

Income (loss) from continuing operations	1,441	(2,392)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,891	6,076
Provision for deferred income taxes	—	125
Equity in partnership’s loss (income)	14	(43)
Stock compensation expense	2,276	1,679
Non-cash charges to interest expense	564	2,407
Other non-cash adjustments	523	(434)
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(24,610)	(15,378)
Inventories	(14,054)	(6,757)
Other current assets and other assets	7,686	(1,753)
Accounts payable	15,790	18,362
Accrued expenses and other non-current liabilities	(4,755)	1,531

Net cash (used in) provided by operating activities of continuing operations	(9,234)	3,423
Net cash (used in) provided by operating activities of discontinued operations	(3,086)	15,411

Net cash (used in) provided by operating activities	(12,320)	18,834

Cash Flows from Investing Activities
Net proceeds from sale of business	58,000	30,100
Net proceeds from sale of property and equipment	463	7
Purchases of property, plant, and equipment	(1,785)	(1,519)

Net cash provided by investing activities of continuing operations	56,678	28,588
Net cash used in investing activities of discontinued operations	—	(286)

Net cash provided by investing activities	56,678	28,302

Cash Flows from Financing Activities
Long-term debt payments	—	(50,000)
Purchase of treasury stock at market prices	(730)	(991)
Payment of deferred financing fees	—	(48)
Excess tax benefit from stock compensation	—	106
Net proceeds from issuance of common stock	10	—

Net cash used in financing activities	(720)	(50,933)

Net increase (decrease) in cash and cash equivalents	43,638	(3,797)

Cash and cash equivalents at beginning of year	60,866	23,596

Cash and cash equivalents at end of period	$104,504	$19,799

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31, 2011
	As				Results
	Reported		Surrendered	Exit	Excluding
	In GAAP	Acquisition	Equity	Activity	Special
	Statements	Costs	Compensation	Costs	Charges
Net sales	$163,563	$—	$—	$—	$163,563
Cost of sales	133,518	—	—	(858)	132,660

Gross profit	30,045	—	—	858	30,903
Selling, general, and administrative expense	22,823	(390)	(885)	(10)	21,538

Income from operations	7,222	390	885	868	9,365
Operating margin	4.4%	0.2%	0.5%	0.6%	5.7%

Interest expense	(4,454)	—	—	—	(4,454)

Equity in partnership’s income and other income	23	—	—	—	23

Income before income taxes	2,791	390	885	868	4,934
Provision for income taxes	1,350	—	—	348	1,698

Income from continuing operations	$1,441	$390	$885	$520	$3,236

Income from continuing operations per share — diluted	$0.05	$0.01	$0.03	$0.02	$0.11

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31, 2010
		Disconti	As
		nued	Reported
		Operatio	In	Intangible			Results
	As	ns	GAAP	Asset	Ineffective	Exit	Excluding
	Reported	Restate	Statem	Impairment	Interest	Activity	Special
	Previously	ment	ents	Adjustment	Rate Swap	Costs	Charges
Net sales	$157,528	$(10,854)	$146,674	$—	$—	$—	$146,674

Cost of sales	128,113	(7,896)	120,217	—	—	(47)	120,170

Gross profit	29,415	(2,958)	26,457	—	—	47	26,504
Selling, general, and administrative expense	26,836	(2,564)	24,272	177	—	—	24,449

Income from operations	2,579	(394)	2,185	(177)	—	47	2,055
Operating margin	1.6%		1.5%	(0.1)%	0.0%	0.0%	1.4%

Interest expense	(7,051)	481	(6,570)	—	1,424	—	(5,146)

Equity in partnership’s income and other income	71	—	71	—	—	—	71

Loss before income taxes	(4,401)	87	(4,314)	(177)	1,424	47	(3,020)
Benefit of income taxes	(2,085)	163	(1,922)	(73)	520	19	(1,456)

Loss from continuing operations	$(2,316)	$(76)	$(2,392)	$(104)	$904	$28	$(1,564)

Loss from continuing operations per share — diluted	$(0.08)	$(0.00)	$(0.08)	$(0.00)	$0.03	$0.00	$(0.05)

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30, 2010
			As		Results
	As	Discontinued	Reported	Exit	Excluding
	Reported	Operations	In GAAP	Activity	Special
	Previously	Restatement	Statements	Costs	Charges
Net sales	$191,771	$(14,847)	$176,924	$—	$176,924
Cost of sales	152,705	(9,762)	142,943	(417)	142,526

Gross profit	39,066	(5,085)	33,981	417	34,398
Selling, general, and administrative expense	27,373	(2,829)	24,544	(77)	24,467

Income from operations	11,693	(2,256)	9,437	494	9,931
Operating margin	6.1%		5.3%	0.3%	5.6%

Interest expense	(4,686)	334	(4,352)	—	(4,352)

Equity in partnership’s income and other income	60	—	60	—	60

Income before income taxes	7,067	(1,922)	5,145	494	5,639
Provision for income taxes	3,279	(727)	2,552	229	2,781

Income from continuing operations	$3,788	$(1,195)	$2,593	$265	$2,858

Income from continuing operations per share — diluted	$0.12	$(0.03)	$0.09	$0.00	$0.09

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30, 2010
			As		Results
	As	Discontinued	Reported	Exit	Excluding
	Reported	Operations	In GAAP	Activity	Special
	Previously	Restatement	Statements	Costs	Charges
Net sales	$182,061	$(12,320)	$169,741	$—	$169,741
Cost of sales	150,758	(8,515)	142,243	(438)	141,805

Gross profit	31,303	(3,805)	27,498	438	27,936
Selling, general, and administrative expense	25,840	(2,578)	23,262	—	23,262

Income from operations	5,463	(1,227)	4,236	438	4,674
Operating margin	3.0%		2.5%	0.3%	2.8%

Interest expense	(4,746)	317	(4,429)	—	(4,429)

Equity in partnership’s income and other income	33	(3)	30	—	30

Income (loss) before income taxes	750	(913)	(163)	438	275
Benefit of income taxes	(592)	(352)	(944)	12	(932)

Income from continuing operations	$1,342	$(561)	$781	$426	$1,207

Income from continuing operations per share — diluted	$0.04	$(0.01)	$0.03	$0.01	$0.04

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31, 2010
			As		Deferred		Results
	As	Discontinued	Reported	Intangible	Tax	Exit	Excluding
	Reported	Operations	In GAAP	Asset	Valuation	Activity	Special
	Previously	Restatement	Statements	Impairment	Allowance	Costs	Charges
Net sales	$153,708	$(9,593)	$144,115	$—	$—	$—	$144,115
Cost of sales	135,097	(6,914)	128,183	—	—	(5,459)	122,724

Gross profit	18,611	(2,679)	15,932	—	—	5,459	21,391
Selling, general, and administrative expense	29,311	(2,020)	27,291	—	—	(647)	26,644
Intangible asset impairment	77,141	—	77,141	(77,141)	—	—	—

Loss from operations	(87,841)	(659)	(88,500)	77,141	—	6,106	(5,253)
Operating margin	(57.1)%		(61.4)%	53.5%	0.0%	4.3%	(3.6)%

Interest expense	(4,677)	314	(4,363)	—	—	—	(4,363)

Equity in partnership’s loss and other loss	(83)	(1)	(84)	—	—	—	(84)

Loss before income taxes	(92,601)	(346)	(92,947)	77,141	—	6,106	(9,700)
Benefit of income taxes	(16,391)	(218)	(16,609)	14,485	(2,400)	1,374	(3,150)

Loss from continuing operations	$(76,210)	$(128)	$(76,338)	$62,656	$2,400	$4,732	$(6,550)

Loss from continuing operations per share — diluted	$(2.51)	$(0.01)	$(2.52)	$2.07	$0.08	$0.15	$(0.22)

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Year Ended December 31, 2010
			As		Results
	As	Discontinued	Reported		Excluding
	Reported	Operations	In GAAP	Special	Special
	Previously	Restatement	Statements	Charges	Charges
Net sales	$685,068	$(47,614)	$637,454	$—	$637,454
Cost of sales	566,673	(33,087)	533,586	(6,361)	527,225

Gross profit	118,395	(14,527)	103,868	6,361	110,229
Selling, general, and administrative expense	109,537	(9,991)	99,546	(724)	98,822
Intangible asset impairment	76,964	—	76,964	(76,964)	—

(Loss) income from operations	(68,106)	(4,536)	(72,642)	84,049	11,407
Operating margin	(9.9)%		(11.4)%	13.2%	1.8%

Interest expense	(21,160)	1,446	(19,714)	1,424	(18,290)

Equity in partnership’s income and other income	81	(4)	77	—	77

Loss before income taxes	(89,185)	(3,094)	(92,279)	85,473	(6,806)
Benefit of income taxes	(15,789)	(1,134)	(16,923)	14,166	(2,757)

Loss from continuing operations	$(73,396)	$(1,960)	$(75,356)	$71,307	$(4,049)

Loss from continuing operations per share — diluted	$(2.42)	$(0.07)	$(2.49)	$2.36	$(0.13)